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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of USA Networks, Inc. of our report dated February 17, 1999 relating to the financial statements and financial statement schedules, which appears in Precision Response Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
February 14, 2000